Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

ADTALEM GLOBAL EDUCATION INC.

(as amended November 10, 2021)

ARTICLE I

OFFICES

Section 1.   The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.  When the registered agent is not a natural person, the Corporation shall designate a natural person to receive communications from the registered agent.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.   Time and Place of Annual Meeting.  The annual meeting of the stockholders for the purpose of electing Directors or for the transaction of such other business as may properly come before the meeting shall be held on such date, time and place (or may not be held at any place, but instead be held solely by means of remote communications) as may be fixed by resolution of the Board of Directors adopted at least ten days prior to the date so fixed, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.  If, in any year, the Board of Directors shall not fix an annual meeting date, then the date, place and time of the annual meeting in such year shall be the second Tuesday of November at the principal office of the Corporation at the hour of 11:00 A.M. (Chicago time).  If the date of the annual meeting shall be a legal holiday in the State where such meeting is to be held, such meeting shall be held on the next succeeding business day.

Section 2.   Time and Place of Special Meetings.  Except as otherwise required by law, special meetings of the stockholders may be called only in accordance with the provisions of the Certificate of Incorporation and shall be held at the date, time and place (or may not be held at any place, but instead may be held by means of remote communication) fixed by the Board or the Board Chair.

Section 3.   Notice of Meetings.  Written notice of each meeting of the stockholders stating the place, if any (or the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting), date and time of the meeting shall be given not less than ten (or less than twenty days if a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of the Corporation's property or assets, is to be acted upon at the meeting) nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 4.   Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law.  If a quorum is not present or represented, the presiding officer at the meeting or the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat, by the affirmative vote of the holders of a majority of such stock, shall have power to adjourn the meeting to another time and/or place, if any, or the means of remote communication, if any, without notice other than announcement at the meeting, until a quorum shall be present or represented.  A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.   Voting.

(a) Except as may otherwise be required by law or these By-Laws, or permitted by the rules of any stock exchange on which the Corporation's shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of Directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote on such question at a meeting of stockholders at which a quorum is present, voting as a single class.

(b) Directors of the Corporation in a contested election (i.e., where the number of nominees for Director exceeds the number of Directors to be elected) shall be elected by a plurality of the votes of the Corporation's capital stock represented and entitled to vote in the election of Directors at a meeting of stockholders at which a quorum is present.  However, in an uncontested election (i.e., where the number of nominees for Director is the same as the number of Directors to be elected), Directors shall be elected by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote in the election of Directors at a meeting of stockholders at which a quorum is present.  In the event that a nominee for re-election as a Director fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing Directors where the election is uncontested, such Director must, promptly following certification of the stockholder vote, tender his or her resignation to the Chief Executive Officer or the Secretary, subject to acceptance by the Board of Directors.  The Nominating and Governance Committee of the Board of Directors, or such other group of independent members of the Board of Directors as is determined by the entire Board of Directors (excluding the Director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Corporation and its stockholders and will make a recommendation to the entire Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken.  In reaching its decision, the Board of Directors may consider any factors it deems relevant, including the Director's qualifications, the Director's past and expected future contributions to the Corporation, the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable law, rule or regulation (including the listing requirements of any securities exchange).  The Board of Directors shall complete this process within 90 days after the certification of the stockholder vote and shall report its decision to the stockholders in the Corporation's filing following such Board decision.

Section 6.   Informal Action By Stockholders.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders.

Section 7. Voting Procedures and Inspectors of Elections.

(a)  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sec. 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section 7 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

Section 8.  Advance Notification of Proposals at Stockholders Meeting.

(a) If a stockholder desires to submit a proposal for consideration at an annual stockholders meeting,  or to nominate persons for election as Directors at any stockholders meeting duly called for the election of Directors, written notice of such stockholder's intent to make such a proposal or nomination must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail by 5 P.M. (Chicago Time)  not later than (i) with respect to an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to a special meeting of stockholders duly called for the election of Directors, on the tenth day following the date on which notice of such meeting is first sent or given to stockholders.  In no event shall any adjournment or postponement of a stockholders' meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.  Each notice shall describe the proposal, nomination or nominations in sufficient detail for the proposal, nomination or nominations to be summarized on the agenda for the meeting and shall set forth:

(i) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), (A) the name and address, as it appears on the books of the Corporation, of the stockholder and such Stockholder Associated Person and, if different, their current names and addresses and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person;

(ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination;

(iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class and number of all shares of the Corporation which are owned of record by such stockholder or such Stockholder Associated Person, if any, (B) the class and number of, and the nominee holder for, any shares of the Corporation owned beneficially but not of record by such stockholder or such Stockholder Associated Person, if any; and (C) a description of all Derivative Transactions (as defined below) by such stockholder or such Stockholder Associated Person during the previous 12-month period, including the date of the transactions and the class and number of securities involved in, and the material economic terms of, the transactions, such description also to include all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder or Stockholder Associated Person were a Director of the Corporation or the beneficial owner of more than ten percent of the shares of the Corporation at the time of the transactions; and

(iv) to the extent known by the stockholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of stock of the Corporation and who supports the proposal of such business, the nomination or the nominations on the date of such stockholder's notice.

(b) In addition to the requirements in clause (a) above, in the case of a stockholder proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the stockholder or any Stockholder Associated Person in such business.

(c) In addition to the requirements in clause (a) above, in the case of a nomination or the nominations of any person for election as a Director, the notice shall set forth:  (i) the name, age, business address and residence address of any person to be nominated; (ii) the principal occupation or employment of such person; (iii) a description of all arrangements or understandings, including all compensation and financial arrangements, between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) such other information required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iv) the consent of each nominee to serve as a Director of the Corporation if so elected.

(d) The procedures set forth in this Section 8 shall be the exclusive means for a stockholder to bring business before an annual stockholders meeting, or to nominate persons for election as Directors at any stockholders meeting duly called for the election of Directors; provided, however, that, once business has been properly brought before an annual meeting or a special meeting duly called for the election of Directors in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any such business.  The presiding officer of the annual or special meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

(e) If information submitted pursuant to this Section 8 shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 8.  Any information previously submitted by the stockholder pursuant to this Section 8 shall be supplemented by such stockholder and Stockholder Associated Person, if any, not later than ten days after the record date for the annual meeting or special meeting duly called for the election of Directors in order to disclose any material change in such information as of the record date.  If a stockholder fails to provide such written update within such period, the information as to which written update was required may be deemed not to have been provided in accordance with this Section 8.

(f) To be eligible to be a nominee for election as a Director of the Corporation, an individual must additionally deliver (in accordance with the time periods for delivery of notice prescribed above) to the Secretary at the principal executive offices of the Corporation (i) a completed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary upon written request), (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a Director of the Corporation, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (iii) a written representation (in the form provided by the Secretary upon written request) that such person intends to serve as Director of the Corporation for the term for which such person is nominated for election; and (iv) such other information the Corporation may require any proposed nominee to furnish to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(g) For purposes of this Section 8:

(i) a "Stockholder Associated Person" of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person as defined in the foregoing clauses (A) and (B);

(ii) "Derivative Transaction" by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise and (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise; and

(iii) "Insider Report" shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions), by a person who is a Director of the Corporation or who is directly or indirectly the beneficial owner of more than ten percent of the shares of the Corporation.

(h) This Section 8 is expressly intended to apply to any business proposed to be brought before an annual meeting or a special meeting of stockholders duly called for the election of Directors other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.  In addition to the requirements of this Section 8 with respect to any business proposed to be brought before an annual meeting, each stockholder submitting such business before an annual meeting of stockholders shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8.  Nothing in this Section 8 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 9.   Record Dates.

(a)   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting (or less than twenty days if a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of the Corporation's property or assets, is to be acted upon at the meeting).  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)   Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.

Section 10.   Lists of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or, during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11.   Proxies.  Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for him by proxy, but no proxy shall be valid after three years from its date unless otherwise provided in the proxy.  Such proxy shall be in writing or remote communication and shall be filed with the Secretary of the Corporation before or at the time of the meeting or the giving of such written consent, as the case may be.

Section 12.   Voting by Ballot.  Any question or any election at a meeting of the stockholders may be decided by voice vote unless the presiding officer shall order that voting be by ballot or unless otherwise provided in the Certificate of Incorporation of the Corporation or required by statute.

Section 13.   Meetings by Remote Communication.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 14. Proxy Access for Director Nominations.

(a)  Inclusion in Proxy Statement., The Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty stockholders that, collectively, satisfy, the requirements of this Section 14 (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 14 (the “Nomination Notice”) to have its nominee or nominees included in the Corporation’s proxy materials pursuant to this Section 14.

(b) Timeliness. To be timely, a stockholder’s Nomination Notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail by 5 P.M. (Chicago Time)  not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting date established is not within thirty days before or after the anniversary date of the prior annual meeting, in order to be timely the Nomination Notice must be so received by 5 P.M. (Chicago Time)  not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In addition to the other requirements of this Section 14, the Nomination Notice must include the name and address of the Eligible Stockholder (including each stockholder whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder).

(c) Required Information. For purposes of this Section 14, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in Section 14(g)). To be timely, the Required Information must be delivered to or mailed and received by the Secretary of the Corporation within thirty days after the deadline for Nomination Notices set forth in Section 14(b).

(d) Number of Stockholder Nominees. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 14 but are subsequently withdrawn or nominated as a Board of Directors’ nominee) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent of the number of Directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 14, or if such amount is not a whole number, the closest whole number below twenty percent (the “Permitted Number”); provided that (A) if one or more vacancies for any reason occurs on the Board of Directors at any time after the deadline for Nomination Notices set forth in Section 14(b) and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced and (B) the Permitted Number shall be reduced by (1) any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding three annual meetings and who are nominated for election at such annual meeting by the Board of Directors as a Board of Directors’ nominee and (2) any Directors in office or Director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation). If the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Permitted Number, each Eligible Stockholder shall select one of its Stockholder Nominees for inclusion in the Corporation’s proxy materials, with preference provided based on the amount (largest to smallest) of shares of the capital stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the Corporation, until the Permitted Number is reached, and all remaining Stockholder Nominees in excess of the Permitted Number shall be excluded from the Corporation’s proxy materials.

(e) Ownership for Purposes of Section 14. For purposes of this Section 14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five business days’ notice, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of this Section 14, the term “affiliate” shall have the meaning ascribed to it in the regulations promulgated under the Exchange Act. An Eligible Stockholder shall include in its Nomination Notice the number of shares it is deemed to own for the purposes of this Section 14.

(f) Eligible Stockholder. An Eligible Stockholder must have owned (as defined in Section 14(e)) continuously for at least three years that number of shares of capital stock as shall constitute three percent or more of the outstanding capital stock of the Corporation (the “Required Shares”) as of both (i) a date within seven calendar days prior to the date of the Nomination Notice and (ii) the record date for determining stockholders entitled to vote at the annual meeting. For purposes of satisfying the ownership requirements under this Section 14, (i) the shares of the capital stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the Corporation is aggregated for such purpose shall not exceed twenty, and (ii) two or more related funds will be treated as one stockholder or person for this purpose if such funds are (A) under common management and investment control, or (B) under common management and funded by a single employer, or (C) a “group of investment companies” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 14. Within the time period specified in this Section 14 for providing the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:

(i) one or more written statements from each record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within three business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and, in the case of loaned shares, a written statement to the effect that the person will recall such loaned shares prior to the record date for the annual meeting and hold such shares on the record date or will revoke delegated voting authority with respect to such shares and vote such shares at the annual meeting, and, in the case of shares held by two or more related funds, documentation that demonstrates to the reasonable satisfaction of the Corporation that the funds are (A) under common management and investment control, or (B) under common management and funded by a single employer, or (C) a “group of investment companies” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended;

(ii) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 14) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) intends to own the Required Shares through the date of the annual meeting, (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (G) otherwise will comply with all applicable laws, rules, regulations and listing standards in connection with any actions taken pursuant to this Section 14;

(v) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters thereto, including withdrawal of the nomination; and

(vi) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 14, (C) comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, and (D) provide to the Corporation prior to the annual meeting such additional information as necessary with respect thereto, including prompt notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting of stockholders and if any information or communications provided by the Eligible Stockholder to the Corporation ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(g) Statement. The Eligible Stockholder may provide to the Secretary of the Corporation, within the time period specified in this Section 14 for providing the Nomination Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred words (excluding biographical and other information required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act), in support of the candidacy of all Stockholder Nominees nominated by the Eligible Stockholder (the “Statement”). Notwithstanding anything to the contrary contained in this Section 14, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 14 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.

(h) Representation and Agreement; Additional Information. At the time the Eligible Stockholder delivers the Nomination Notice, the Stockholder Nominee must deliver to the Secretary of the Corporation a completed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such Stockholder Nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a Director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) in such Stockholder Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as well as any applicable law, rule or regulation or listing requirement. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s Directors (the “Applicable Independence Standards”) and the qualifications of the Stockholder Nominee to serve on the Corporation’s Audit and Finance Committee and Compensation Committee, and the Stockholder Nominee must respond to any such request within five business days after receipt. If any information or communications provided by the Stockholder Nominee to the corporation ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Stockholder Nominee shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. If the Board of Directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, or if the Stockholder Nominee fails to provide requested information on a timely basis, the Stockholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(i) Eligibility for Nomination at Subsequent Meetings. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two annual meetings of stockholders. Any Eligible Stockholder (including each stockholder whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder) whose Stockholder Nominee is elected as a Director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the next two annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee, unless the Board of Directors nominates such previously elected Stockholder Nominee at a subsequent annual meeting.

(j) Disqualification. The corporation shall not be required, pursuant to this Section 14, to include in its proxy materials for any meeting of stockholders a Stockholder Nominee (i) if the Secretary of the Corporation receives a notice that any stockholder has nominated a person for election to the Board of Directors pursuant to the Advance Notification of Proposals at Stockholders Meeting provisions set forth in Section 8 of Article II of these By-Laws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee shall have provided information to the Corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, (ix) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting, or (x) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 14. For the purposes of this Section 14(j), if an Eligible Stockholder is subject the conditions in clause (i), (ii), (viii), or (x), the corporation may exclude from its proxy materials all Stockholder Nominees nominated by such Eligible Stockholder or, if the proxy statement has already been filed, may declare all such Stockholder Nominees ineligible to stand for election or serve as a Director; and if a Stockholder Nominee is subject to the conditions in clause (iii), (iv), (v), (vi), (vii) (viii), (ix), or (x), the Corporation may declare such Stockholder Nominee ineligible and exclude such Stockholder Nominee from the proxy materials, or, if the proxy statement has already been filed, may declare the Stockholder Nominee ineligible to stand for election or serve as a Director.

(k) Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 14, as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, (ii) the Stockholder Nominee(s) are determined to be ineligible to stand for election or serve as a Director pursuant to Section 14(j), or (iii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 14.

(l) Filing of Solicitations and Other Communications. The Eligible Stockholder (including any person who owns shares of capital stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 14(f) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE III

DIRECTORS

Section 1.   General Powers.  The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.   Number, Qualification and Tenure.  The Board of Directors shall consist of thirteen (13) members.  However, the number of Directors may not be increased above, but may be decreased below, that number from time to time by resolution of the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.

Section 3.   Vacancies.  Any vacancy on the Board of Directors that results from an increase in the number of Directors shall be filled only by a majority of the Directors then in office, provided a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

Section 4.   Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.   Regular Meetings.  The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders.  Other regular meetings of the Board  of Directors shall be held at such time and at such place as shall from time to time be determined by the Board.  No notice of regular meetings need be given.

Section 6.   Special Meetings.  Special meetings of the Board may be called by the Board Chair or the Chief Executive Officer.  Special meetings shall be called by the Secretary on the written request of any two Directors.  Two days' written or telephonic notice of special meetings need be given.  Such notice may be given personally, by telephone, by mail (effective when the same shall be deposited in the United States mail), by express delivery service (so that the scheduled delivery time of the notice is at least twenty-four hours in advance of the meeting) or by electronic communication (effective when directed to the Director).

Section 7.   Quorum.  At all meetings of the Board a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.   Organization.  The Board of Directors may elect one of its members Board Chair.  The Board Chair, if elected, shall act as chair at all meetings of the Board of Directors and of the stockholders, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.  The Board of Directors may also elect one or more of its members as a Board Lead Independent Director, who shall have such functions, authority and duties as may be prescribed by the Board of Directors.  If a Board Chair is not elected or, if elected, is not present, the Lead Independent Director or, in the absence of the Lead Independent Director, the Chief Executive Officer, or if the Chief Executive Officer is not present, a Director chosen by a majority of the Directors present, shall act as Chair at meetings of the Board of Directors.

Section 9.   Executive Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or until their respective successors are designated.  The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee.  In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors.  The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

Meetings of the Executive Committee may be called at any time by the Board Chair, the Lead Independent Director, the Chief Executive Officer or any two of its members.  Two days' notice of meetings need be given.  Such notice may be given by the methods described in Section 6 of this article.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee.  Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

Section 10.   Other Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors.  Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee.  The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee.  In the absence or disqualification of a member of alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require.  Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chair, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 11.   Action without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

Section 12.   Attendance by Telephone or Similar Communications Equipment.  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13.   Compensation.  The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

ARTICLE IV

OFFICERS

Section 1.   Enumeration.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary and a Treasurer.  Upon consultation with the Chief Executive Officer, the Board of Directors may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate.  Any number of offices may be held by the same person.

Section 2.   Term of Office.  The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation required by this article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 3.  Chief Executive Officer.  The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.  In the absence of the Board Chair, or if no Board Chair has been elected, the Chief Executive Officer shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors.  The Chief Executive Officer shall see that all directives and resolutions of stockholders and the Board of Directors are carried into effect.

Section 4.   President.  During any period when there shall be a Chief Executive Officer who is not also serving as the President, the President shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 5.   Chief Financial Officer.  The Chief Financial Officer shall have general supervision of the financial operations of the Corporation.  The Chief Financial Officer shall also perform such duties and have such other powers as may from time to time be prescribed to them by the Board of Directors, the Chief Executive Officer, or the President.

Section 6.   Vice President.  The Executive, Senior and other Vice Presidents shall perform such duties and have such other powers as may from time to time be prescribed to them by the Board of Directors, the Chief Executive Officer, or the President.

Section 7.   Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. The Secretary shall also keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the Chief Executive Officer or President or any Vice President, in the case of certificated shares, certificates for shares of the Corporation, the issuance of which shall be authorized by resolution of the Board of Directors, and have general charge of the stock transfer books of the Corporation.

Section 8.   Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

Section 9.   Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 10.   Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

Section 11.   Controller.  The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him or her by the Board of Directors.

Section 12.   Other Officers.  The Chief Executive Officer or Board of Directors may appoint other officers and agents for any Group, Division or Department into which this Corporation may be divided by the Board of Directors or the Chief Executive Officer, with titles as the Chief Executive Officer or Board of Directors may from time to time deem appropriate.  All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the Chief Executive Officer or Board of Directors may specify.  All appointments made by the Chief Executive Officer hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

In no case shall an officer or agent of any one Group, Division or Department have authority to bind another Group, Division or Department of the Company or to bind the Company except as to the business and affairs of the Group, Division or Department of which he or she is an officer or agent.

Section 13.   Salaries.  The salaries of the elected officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

Section 14.   Duties of Officers May Be Delegated.  In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

Section 1.   Form.  The shares of the Corporation shall be represented by certificates, except that the Board of Directors may provide by resolution that some, all, or any classes or series of shares shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed by or in the name of the Corporation by the Board Chair or the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Board Chair, the Chief Executive Officer, the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2.   Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, in the case of certificated shares, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.  The Board may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary and are not inconsistent with these By-Laws.

Section 3.   Replacement.  In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors or the Secretary may prescribe.  The Board of Directors or the Secretary may in its discretion require the owner of the lost, destroyed or stolen certificate, or his or her legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.   The Corporation shall indemnify any Director or officer of the Corporation, and may, upon the act of the Board of Directors, indemnify any other person whom it shall have the power to indemnify under Section 145 of the General Corporation Law of Delaware, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she  is or was acting in his or her official capacity as a Director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  The Corporation shall indemnify any Director or officer of the Corporation and may, upon the act of the Board of Directors, indemnify any other person whom it shall have the power to indemnify under Section 145 of the General Corporation Law of Delaware, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was acting in his or her official capacity as a Director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.  Any indemnification under Sections 1 and 2 of this article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this article.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 5.  Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 of this article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this article.

Section 6.  The Corporation shall indemnify any Director or officer of the Corporation and may, upon the act of the Board of Directors, indemnify any other person whom it shall have power to indemnify under Section 145 of the General Corporation Law of Delaware, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act or 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonable incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Corporation or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a Director, officer, employee or agent of the Corporation, or (ii) under revenue or taxation laws or regulations, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was acting in his or her official capacity as a Director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises.  Unless the Board of Directors determines that under the circumstances then existing, it is probable that such Director, officer, employee or agent will not be entitled to be indemnified by the Corporation under this section, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Corporation in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this section.

Section 7.  The indemnification and advancement of expenses provided by, and granted pursuant to, this article shall not be deemed exclusive of any other rights to which those indemnified or advanced expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a Director or officer who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of the Director or officer, and may, upon such act of the Board of Directors, continue as to such other persons and inure to the benefit of the heirs, executors and administrators of such other persons.

Section 8.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she would be entitled to indemnity against such liability under the provisions of this article.

Section 9.   The provisions of this article shall be deemed to be a contract between the Corporation and each person who serves as such officer or director in any such capacity at any time while this article and the relevant provisions of the Delaware General Corporation Law or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of this article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE VII

GENERAL PROVISIONS

Section 1.   Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.   Corporate Seal.  The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3.  Waiver of Notice.   Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4.   Resignations.  Any Director, whenever elected or appointed, may resign at any time by serving notice in writing or by electronic transmission of such resignation on the Chief Executive Officer or the Secretary.  Any such resignation by a Director shall take effect at the time specified in the notice of resignation or, if no time is specified, immediately upon receipt of the notice.  Any officer, whenever elected or appointed, may resign at any time by serving written notice of such resignation on the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chief Executive Officer or Secretary.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 5.   Shares of Other Corporations.  Any shares in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chief Executive Officer, President, an Executive, Senior or other Vice President, or the Secretary of this Corporation, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chief Executive Officer, President, or  an Executive, Senior or other Vice President and attested by the Secretary or an Assistant Secretary.

Section 6.   Electronic Transmissions.  For purposes of these By-Laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 7.   Forum for Adjudication of Disputes.  (a) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7(a).

(b)  Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7(b).

Section 8.  Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors.  The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

ARTICLE IX

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder).